UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SHIRE ACQUISITIONS INVESTMENTS IRELAND DESIGNATED ACTIVITY COMPANY (Exact name of Registrant as specified in its charter)

Ireland (State of incorporation or organization)	98-1281384 (I.R.S. Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin 24 Ireland (Address of principal executive offices)

SHIRE PLC (Exact name of Registrant as specified in its charter)

Jersey (Channel Islands) (State of incorporation or organization)	98-0601486 (I.R.S. Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin 24 Ireland (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

1.900% Senior Notes due 2019; 2.400% Senior Notes due 2021; 2.875% Senior Notes due 2023; 3.200% Senior Notes due 2026	New York Stock Exchange
Guarantees of 1.900% Senior Notes due 2019; 2.400% Senior Notes due 2021; 2.875% Senior Notes due 2023; 3.200% Senior Notes due 2026 by Shire plc	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-213502

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Shire plc (“Shire”) and Shire Acquisitions Investments Ireland Designated Activity Company (“SAIIDAC” and, together with Shire, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the prospectus supplement dated September 19, 2016 (the “Prospectus Supplement”) to a base prospectus dated September 2, 2016 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrants incorporate by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrants’ Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities and Guarantee” on pages 13 through 23 of the Prospectus, and “Description of the Notes and Guarantee” on pages S-22 through S-36 and “Tax Considerations” on pages S-37 through S-42 of the Prospectus Supplement.

Item 2.  Exhibits

4.1

Base Indenture, dated as of September 23, 2016, among SAIIDAC, as issuer, Shire, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference from Exhibit 4.1 to Shire’s Current Report on Form 8-K filed with the Commission on September 23, 2016).

4.2	First Supplemental Indenture to the Base Indenture, dated as of September 23, 2016, among SAIIDAC, as issuer, Shire, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference from Exhibit 4.2 to Shire’s Current Report on Form 8-K filed with the Commission on September 23, 2016).
4.3	Form of Senior Note due 2019 (incorporated herein by reference from Exhibit 4.1 to Shire’s Current Report on Form 8-K filed with the Commission on September 21, 2016).
4.4	Form of Senior Note due 2021 (incorporated herein by reference from Exhibit 4.2 to Shire’s Current Report on Form 8-K filed with the Commission on September 21, 2016).
4.5	Form of Senior Note due 2023 (incorporated herein by reference from Exhibit 4.3 to Shire’s Current Report on Form 8-K filed with the Commission on September 21, 2016).
4.6	Form of Senior Note due 2026 (incorporated herein by reference from Exhibit 4.4 to Shire’s Current Report on Form 8-K filed with the Commission on September 21, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

SHIRE ACQUISITIONS INVESTMENTS IRELAND

DESIGNATED ACTIVITY COMPANY

/s/ Michael Garry
Name: Michael Garry
Title: Director

Date: September 27, 2016

SHIRE plc

/s/ Jeffrey Poulton
Name: Jeffrey Poulton
Title: Chief Financial Officer

Date: September 27, 2016